As filed with the Securities and Exchange Commission on December 19, 1997

                                                           Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 DATASCOPE CORP.
               (Exact name of issuer as specified in its charter)

          Delaware                                         13-2529596
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                               Number)

                               14 Philips Parkway
                         Montvale, New Jersey 07465-9998

               (Address of Principal Executive Offices) (Zip Code)

                                 DATASCOPE CORP.
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

         Lawrence Saper                   With a copy to:        Gerald Adler, Esq.
      Chairman of the Board                                  Shereff, Friedman, Hoffman &
President and Chief Executive Officer                                Goodman, LLP
         Datascope Corp.                                           919 Third Avenue
        14 Philips Parkway                                      New York, New York 10022
   Montvale, New Jersey 07465-9998                                  (212) 758-9500
          (201) 391-8100

                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed            Proposed
            Title of                                        Maximum              Maximum
           Securities                   Amount           Offering Price         Aggregate             Amount of
        to be Registered          to be Registered(1)     Per Share(2)      Offering Price(2)    Registration Fee(3)
--------------------------------------------------------------------------------------------------------------------
Common Stock,                       750,000 shares          $27.125           $20,343,750.00         $6,001.41
par value $.01 per share
====================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low sale prices of the Registrant's Common Stock as included on The NASDAQ National Market on December 18, 1997.

(3) The Registration Fee has been calculated pursuant to Rule 457(h) as follows: .000295 multiplied by 750,000 multiplied by $27.125, the average of the high and low sale prices of the Registrant's Common Stock as included on The NASDAQ National Market on December 18, 1997.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Explanatory Note

         This Registration Statement on Form S-8, filed in connection with issuance of additional shares of Common Stock of Datascope Corp., a Delaware corporation (the "Registrant"), under the Datascope Corp. 1995 Stock Option Plan constitutes a new registration statement. The contents of the Registration Statement on Form S-8, File No. 333-537 (filed on January 30, 1996) (the "Registration Statement"), and Post-Effective Amendment No. 1 to the Registration Statement (filed on February 21, 1996) are incorporated herein by reference.

ITEM 8.           EXHIBITS

                  The following exhibits are filed as part of this registration statement:

                  Exhibit Number            Description
                  --------------            -----------
                  4.1                       Datascope Corp. 1995 Stock Option Plan.

                  5.1                       Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

                  23.1                      Consent of Deloitte & Touche LLP.

                  23.2                      Consent of Shereff, Friedman, Hoffman & Goodman, LLP.
                                            (included in Exhibit 5.1).

                  24.1                      Power of Attorney (included in signature page to this
                                            registration statement).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on this 19th day of December, 1997.

                                 DATASCOPE CORP.


                                 By: /s/ Murray Pitkowsky
                                     ___________________________________________
                                       Murray Pitkowsky
                                       Senior Vice President, Chief Financial
                                       Officer and Secretary

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Lawrence Saper and Murray Pitkowsky, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents (with full power of each of them to act alone) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

          Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

              Signature                                     Title                                    Date
              ---------                                     -----                                    ----
/s/        Lawrence Saper                  Chairman of the Board, President,
__________________________________          Chief Executive Officer and Director              December 19, 1997
           Lawrence Saper                       (Principal Executive Officer)

/s/       Murray Pitkowsky
__________________________________         Senior Vice President, Chief Financial             December 19, 1997
          Murray Pitkowsky                    Officer and Secretary

/s/        Alan Abramson
__________________________________                        Director                            December 19, 1997
           Alan Abramson

/s/      David Altschiller
__________________________________                        Director                            December 19, 1997
         David Altschiller

/s/      William Asmundson
__________________________________                        Director                            December 19, 1997
         William Asmundson

/s/     Joseph Grayzel, M.D.
__________________________________                        Director                            December 19, 1997
        Joseph Grayzel, M.D.

/s/        George Heller
__________________________________                        Director                            December 19, 1997
           George Heller

/s/          Arno Nash
__________________________________                        Director                            December 19, 1997
             Arno Nash

                                 DATASCOPE CORP.

                                    FORM S-8
                             REGISTRATION STATEMENT

                                  EXHIBIT INDEX

            EXHIBIT
             NUMBER          DESCRIPTION
             ------          -----------
              4.1            Datascope Corp. 1995 Stock Option Plan.

              5.1            Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

              23.1           Consent of Deloitte & Touche LLP.

              23.2           Consent of Shereff, Friedman, Hoffman & Goodman, LLP
                             (included in Exhibit 5.1).

              24 Power of Attorney (included in signature page to this registration statement).